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                                                                 Exhibit 23.6

                 CONSENT OF FLEETBOSTON ROBERTSON STEPHENS INC.

         We hereby consent to the inclusion of and reference to our opinion dated June 8, 2001 to the Board of Directors of divine, inc. ("divine") in the Registration Statement on Form S-4 and the related joint proxy statement/prospectus (the "Registration Statement") of divine, covering common stock of divine to be issued in connection with the proposed business combination involving divine and eshare communucations, Inc. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.

                                            FleetBoston Robertson Stephens Inc.
                                            San Francisco, California
                                            7/29/01